                                                                  Exhibit (k)(5)

                             FUND EXPENSE AGREEMENT

      This FUND EXPENSE AGREEMENT dated as of this___ day of May, 1998, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (collectively, the "Underwriters"), the Turner Children Trust, a trust made by Cal Turner, Jr., James Stephen Turner, Laura Jo Dugas and Katherine Turner Weaver as Donors under the Indenture of Trust dated January 21, 1980, as amended, and for which Cal Turner, Jr. and James Stephen Turner act as Co-Trustees (such trust and the co-trustees thereof acting in their capacities as such being hereinafter referred to as the "Contracting Stockholder"), Merrill Lynch & Co., Inc. ("Merrill Lynch") and The Bank of New York (the "Service Provider"), in its capacities as administrator, custodian, paying agent and collateral agent for Dollar General STRYPES Trust (the "Trust").

      WHEREAS, the Trust is a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)), under and by virtue of an Amended and Restated Trust Agreement dated as of May 1, 1998 (the "Trust Agreement"); and

      WHEREAS, the Underwriters, the Contracting Stockholder and Merrill Lynch desire to make provisions for the payment of certain initial and on-going expenses of the Trust;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

      1. DEFINITIONS. (a) Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement.

            (b) The following terms shall have the following meanings:

      "Additional Expense" means the Ordinary Expense the incurring of which will require the Service Provider to provide the Additional Expense Notice pursuant to Section 3(a) hereof and any Ordinary Expense incurred thereafter.

      "Additional Expense Notice" means the notice required to be given by the Service Provider to Merrill Lynch pursuant to Section 3(a) hereof.

      "Closing Time" shall have the meaning ascribed thereto in the Purchase Agreement.

      "Offering Expense Amount" means the amount set forth as such on Schedule I hereto as the fees and expenses of the Trust incurred in connection with the offering of the STRYPES.

      "Ordinary Expense" of the Trust means any expense of the Trust other than any expense of the Trust arising under Sections 2.2(g) and 6.6 of the Administration Agreement, Section 15
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of the Custodian Agreement, Section 5.4(b) of the Paying Agent Agreement and
Section 7.06 of the Trust Agreement.

      "Organizational Expense Amount" means the amount set forth as such on
Schedule II hereto as the fees and expenses of the Trust incurred in connection with the organization of the Trust.

      "Up-front Fee Amount" means the amount set forth as such on Schedule III hereto payable as a one-time payment to the Service Provider in respect of its collective services as Administrator, Custodian, Paying Agent and Collateral Agent for the entire term of the Trust.

      "Up-front Expense Amount" means the amount set forth as such on Schedule IV hereto payable as a one-time payment to the Service Provider in respect of Ordinary Expenses anticipated to be incurred by the Administrator on behalf of the Trust, pursuant to the Administration Agreement, during the term of the Trust.

      2. AGREEMENT TO PAY UP-FRONT FEES AND OFFERING, ORGANIZATIONAL AND UP-FRONT EXPENSES. (a) The Underwriters severally agree to pay to the Service Provider in Federal (same day) funds at the Closing Time the Offering Expense Amount, the Organizational Expense Amount and the Up-Front Fee Amount.

      (b) The Contracting Stockholder agrees to pay to the Service Provider in Federal (same day) funds at the Closing Time the Up-front Expense Amount.

      3. AGREEMENT TO PAY ADDITIONAL EXPENSES. (a) Prior to incurring any Ordinary Expense on behalf of the Trust that, together with all prior Ordinary Expenses incurred by the Administrator on behalf of the Trust and all Ordinary Expenses set forth on Schedule IV hereto which are anticipated but have not yet been incurred by the Administrator on behalf of the Trust, would cause the aggregate amount of Ordinary Expenses of the Trust to exceed the Up-front Expense Amount, the Administrator shall provide to Merrill Lynch and to the Contracting Stockholder (i) prompt written notice to the effect that the aggregate amount of Ordinary Expenses of the Trust will exceed the Up-front Expense Amount, and (ii) an accounting, in such detail as shall be reasonably acceptable to Merrill Lynch and the Contracting Stockholder, of all Ordinary Expenses incurred on behalf of the Trust through the date of the Additional Expense Notice.

      (b) From and after the date of the Additional Expense Notice, the Service Provider agrees that it will not, without the prior written consent of Merrill Lynch and the Contracting Stockholder, incur on behalf of the Trust (i) any single expense in excess of $2,500 or (ii) in any calendar quarter expenses aggregating in excess of $5,000. Subject to the foregoing, the Service Provider shall give notice to Merrill Lynch and the Contracting Stockholder in writing promptly following the incurring of any Additional Expense. Such notice to Merrill Lynch shall be accompanied by any demand, bill, invoice or other similar document in respect of such Additional Expense.

      (c) Subject to the first sentence of subsection (b) of this Section 3, Merrill Lynch agrees to pay to the Service Provider from time to time the amount of any Additional Expense.


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Payment by Merrill Lynch of any Additional Expense shall be made in New York
Clearing House (next-day) funds by the later of (i) five Business Days after the receipt by Merrill Lynch from the Service Provider of notice of the incurring thereof or (ii) two Business Days prior to the due date for the payment of such Additional Expense.

      (d) The Contracting Stockholder agrees to reimburse Merrill Lynch from time to time for the amount of any Additional Expense paid by Merrill Lynch pursuant to subsection (c) of this Section 3. Merrill Lynch shall be reimbursed for any such Additional Expense in New York Clearing House (next-day) funds by the later of (i) five Business Days after the receipt by the Contracting Stockholder from the Service Provider of notice of the incurring thereof or (ii) two Business Days prior to the due date for the payment of such Additional Expense.

      (e) Merrill Lynch or the Contracting Stockholder may contest in good faith the reasonableness of any Additional Expense and the parties shall attempt to resolve amicably the disagreement; provided that if the parties cannot resolve the dispute by the due date hereunder with respect to such Additional Expense, subject to the first sentence of subsection (b) of this Section 3, Merrill Lynch shall pay the amount of such Additional Expense, and the Contracting Stockholder shall reimburse Merrill Lynch for the amount so paid, subject to later adjustment and credit if such dispute is resolved in favor of Merrill Lynch or the Contracting Stockholder, as the case may be.

      4. CONDITION TO PAYMENT. The obligations of the Underwriters under Section 2(a) hereof, the obligations of the Contracting Stockholder under Sections 2(b) and 3 hereof and the obligations of Merrill Lynch under Section 3 hereof shall be subject to the condition that the Structured Yield Product Exchangeable for StockSM (the "STRYPES") issued by the Trust shall have been issued and paid for at the Closing Time.

      5. TRUST DISSOLUTION; REFUND OF UNUSED EXPENSE FUNDS. If at the dissolution of the Trust in accordance with Section 8.3 of the Trust Agreement the aggregate amount of Ordinary Expenses incurred by the Service Provider on behalf of the Trust through the date of dissolution shall be less than the Up-front Expense Amount, the Service Provider shall, promptly following the date of such dissolution, pay to the Contracting Stockholder in New York Clearing House (next-day) funds the amount of such excess.

      6. TERMINATION OF ADMINISTRATION AGREEMENT. In the event of the termination of the Administration Agreement in accordance with Section 4.1 thereof, (i) the Service Provider shall promptly pay to the Underwriters in New York Clearing House (next-day) funds the portion of the Service Provider's Up-front Fee Amount ratable for the period from the date of the termination of the Administration Agreement to the Exchange Date and (ii) the Service Provider shall promptly pay to the Contracting Stockholder in New York Clearing House (next-day) Funds any unexpended portion of the Up-front Expense Amount.

      7. STATEMENTS AND REPORTS. The Service Provider shall collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any Ordinary Expenses and Additional Expenses and shall prepare and

----------
(SM)  Service mark of Merrill Lynch & Co., Inc.


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maintain (or cause to be prepared and maintained) adequate books and records showing all receipts and disbursements of funds in connection therewith. Merrill Lynch and the Contracting Stockholder shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

      8. TERM OF CONTRACT. This Agreement shall continue in effect until the dissolution of the Trust in accordance with Section 8.03 of the Trust Agreement.

      9. NO ASSIGNMENT. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other parties.

      10. AMENDMENTS. The Service Provider agrees that it will not consent to any amendment of the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement or the Collateral Agreement without the prior written consent of Merrill Lynch and the Contracting Stockholder.

      11. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all the parties to this Agreement.

      12. NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 12):

      The Service Provider:          The Bank of New York
                                     101 Barclay Street
                                     New York, New York 10286
                                     Telecopier: (212) 815-7157
                                     Attention: Betty Cocozza

      Merrill Lynch:                 Merrill Lynch & Co., Inc.
                                     North Tower
                                     New York, New York 10281-1329
                                     Telecopier: (212) 449-3150
                                     Attention: Douglas W. Squires

      The Contracting Stockholder:   Turner Children Trust
                                     c/o Dollar General Corporation
                                     104 Woodmont Blvd.
                                     Suite 500
                                     Nashville, Tennessee 37205
                                     Attention: Cal Turner, Jr.


      The Underwriters:              c/o Merrill Lynch & Co.
                                     Merrill Lynch, Pierce, Fenner & Smith
                                     Incorporated


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                                     North Tower
                                     World Financial Center
                                     New York, New York 10281
                                     Telecopier: (212) _____________
                                     Attention: Syndicate Operations

A copy of any communication to Merrill Lynch shall be furnished to Merrill Lynch & Co., Inc., World Financial Center, North Tower, New York, New York 10281-1334, telecopier (212) 449-9813, Attention: Associate General Counsel, provided that the failure to furnish such copy shall not affect the effectiveness of any such communication. Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

      13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

      15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives the date first above written.

                                      TURNER CHILDREN TRUST


                                      By:
                                          -----------------------------------
                                          Cal Turner, Jr., as Co-Trustee


                                      By:
                                          -----------------------------------
                                          James Stephen Turner, as Co-Trustee

                                      MERRILL LYNCH & CO., INC.


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                      THE BANK OF NEW YORK


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                      MERRILL LYNCH & CO.
                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED
                                      GOLDMAN, SACHS & CO.


                                      By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED


                                      By:
                                          -----------------------------------
                                                 Authorized Signatory


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                                   SCHEDULE I

Item                                                                     Amount
----                                                                     ------
NYSE Listing Fees                                                     $
Printing (other than STRYPES Certificates)
Legal Fees
Blue Sky Fees
Initial Legal Review
Miscellaneous
                                                                      -----------
Total                                                                 $


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                                   SCHEDULE II

Item                                                                    Amount
----                                                                    ------
STRYPES Certificates                                                   $
Fees and Expenses of Special Delaware
   Counsel to the Trust
                                                                       ---------

Total                                                                 $


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

                                  SCHEDULE III

Item                                                                    Amount
----                                                                    ------
Initial Acceptance Fee                                               $
Administrative Agent Fee
                                                                     -----------

Total                                                                $


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                                   SCHEDULE IV

Item                                                                    Amount
----                                                                    ------
Ongoing NYSE Listing Fees                                            $
Administrative Agent's Accountants
Initial and Ongoing Auditor of the Trust
Mailing of Reports to Shareholders
Trustees Fees
Preparation and Filing of Annual Tax
  Returns of the Trust
Ongoing Legal Fees of Trust Counsel
Out of Pocket/Miscellaneous
                                                                     -----------

Total                                                                $


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